Exhibit 5.1
April 15, 2009
Brandywine Realty Trust
555 East Lancaster Avenue, Suite 100
Radnor, Pennsylvania 19087
    Re: Form S-3 Registration Statement
Gentlemen:
     We have acted as counsel to Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with the preparation of a registration statement (the “Registration Statement”) of the Company on Form S-3 under the Securities Act of 1933, as amended (the “Act”), and the filing of the Registration Statement with the Securities and Exchange Commission (the “SEC”) on April 15, 2009. The Registration Statement relates to the offer and sale from time to time of up to 1,125,003 common shares of beneficial interest, par value $.01 per share (“Common Shares”), of the Company issuable upon redemption of Class A Units of limited partnership interest (the “Units”) in Brandywine Operating Partnership, L.P. (the “Partnership”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Registration Statement.
     In connection with our representation of the Company and the Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:
     1. The Registration Statement, and the related form of prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), on the date hereof;
     2. The Amended and Restated Declaration of Trust of the Company, as amended (the “Declaration”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland;
     3. The Bylaws of the Company, as amended as of the date hereof (the “Bylaws”); and
     4. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.
     Based upon the foregoing, we are of the opinion that the Common Shares subject to issuance upon redemption of the Units will, upon such issuance in accordance with the terms of such Units, be validly issued, fully paid and nonassessable.
     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
     We hereby consent to the reference to our firm under the section “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP